UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On August 21, 2013, the Board of Directors (the “Board”) of J. C. Penney Company, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock of 50¢ par value of the Company (the “Common Stock”). The dividend is payable to holders of record as of the close of business on September 3, 2013. The specific terms of the Rights are contained in the Rights Agreement, dated as of August 22, 2013 (the “Rights Agreement”), by and between the Company and Computershare Inc., as Rights Agent.

The Board authorized the adoption of the Rights Agreement, which expires on August 20, 2014, to protect against any potential future use of coercive or abusive takeover techniques and to help ensure that the Company’s stockholders are not deprived of the opportunity to realize the full and fair value of their investment.  In general terms, and subject to certain exceptions, the Rights Agreement restricts any person or group from acquiring beneficial ownership of 10% or more of the outstanding Common Stock, or, in the case of any person or group that owns 10% or more of the outstanding Common Stock on the date of announcement of the Company’s entry into the Rights Agreement, any additional shares of Common Stock.

Following is a summary of the terms of the Rights Agreement. The following summary does not purport to be complete and is qualified in its entirety by the full text of the Rights Agreement, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Distribution Date.  Subject to certain exceptions, Rights would separate from the Common Stock and become exercisable apart from the Common Stock only following the earlier of (i) the close of business on the tenth (10th) business day after public announcement that a person has become an “Acquiring Person” or (ii) the close of business on the tenth (10th) business day (or such later date as the Board shall determine) after a third party makes a tender offer which, if consummated, would result in such third party becoming an Acquiring Person.

Exercise of Rights.  On or after the Distribution Date, each Right would initially entitle the holder to purchase one one-thousandth of a share of a newly authorized series of participating preferred stock of the Company designated as Series C Junior Participating Preferred Stock, without par value (the “Preferred Stock”), for a purchase price of $55.00 (subject to adjustment) (the “Exercise Price”).  Under certain circumstances set forth in the Rights Agreement, the Company may suspend the exercisability of the Rights.

Definition of Acquiring Person.  An “Acquiring Person” is a person or group that, together with affiliates and associates of such person or group, acquires beneficial ownership of ten percent (10%) or more of the Common Stock, other than:  (i) the Company, its subsidiaries and their respective employee benefit plans; (ii) any stockholder who, as of the time of the first public announcement of adoption of the Rights Agreement, beneficially owns ten percent (10%) or more of the Common Stock (unless and until such person thereafter acquires any additional shares of Common Stock); (iii) a person who becomes an Acquiring Person solely as a result of the Company repurchasing shares of Common Stock (unless and until such person acquires additional shares representing one percent (1%)

or more of the then outstanding shares of Common Stock); and (iv) certain stockholders that have no stated intent of affecting control who, inadvertently or without knowledge of the terms of the Rights, buy shares in excess of 10% of the Common Stock and who do not thereafter reduce the percentage of shares owned below 10%.  In addition, the term Acquiring Person does not include certain affiliates of Pershing Square Capital Management, L.P. or certain affiliates of Vornado Realty Trust so long as such parties’ beneficial ownership is permitted under such parties’ letter agreements with the Company.

Definition of Beneficial Ownership.  For purposes of the Rights Agreement, beneficial ownership is defined to include (among other things) beneficial ownership as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as well as ownership of options, warrants, convertible securities, stock appreciation rights, swap agreements or other securities, contract rights or derivative positions, whether or not presently exercisable.

“Flip-in” Feature.  If any person or group of affiliated or associated persons becomes an Acquiring Person, then each Right (other than Rights owned by an Acquiring Person, its affiliates, associates or certain transferees, which will become void) will entitle the holder to purchase, at the then current exercise price, Common Stock (or, in certain circumstances, a combination of Common Stock, other securities, cash or other property) having a value of twice the exercise price of the Right, in effect enabling a purchase at half-price. However, Rights are not exercisable following the foregoing event until such time as the Rights are no longer redeemable by the Company as described below.

“Flip-over” Feature. If, at any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Company engages in a merger or other business combination transaction or series of related transactions in which the Common Stock is changed or exchanged or fifty percent (50%) or more of its assets or earning power is sold, each Right (not previously voided by the occurrence of a Flip-in Event) will entitle the holder to purchase, at the Right’s then current exercise price, common stock of such Acquiring Person having a calculated value of twice the Right’s then current exercise price, in effect enabling a purchase at half-price.

Exchange Option. At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the then outstanding Common Stock, the Board may, in lieu of allowing Rights to be exercised, cause each outstanding Right (other than Rights owned by an Acquiring Person, its affiliates, associates or certain transferees, which will become void) to be exchanged for one share of Common Stock or one one-thousandth of a share of Preferred Stock, in each case as adjusted to reflect stock splits or similar transactions.

Redemption.  The Rights may be redeemed by the Board, at a price of $0.001 per Right at any time prior to the earlier of (i) the tenth (10th) business day following a public announcement that a person or group or affiliated or associated persons has become an Acquiring Person or (ii) the final expiration of the Rights.

Power to Amend.  Prior to a Distribution Date, the Company may amend the Rights Agreement in any respect.  From and after a Distribution Date, the Board may amend the Rights Agreement in order to (i) cure any ambiguity, (ii) correct or supplement any provision which may be defective or inconsistent with any other provisions, (iii) shorten or lengthen any time period (e.g., the redemption period prior to the Rights becoming non-redeemable) or (iv) change or supplement the provisions in any manner which the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of certificates representing Rights.  The Rights Agreement, however, may not be amended at such time as the Rights are not redeemable (other than certain limited technical amendments).

Expiration. The Rights will expire at 5:00 P.M., New York, New York time, on August 20, 2014, unless redeemed or exchanged earlier or unless the Board extends the expiration date.

Rights Certificates.  Prior to a Distribution Date, the Rights will be evidenced by, and trade with, the Common Stock and will not be exercisable or transferable apart from, the Common Stock. After a Distribution Date, the Rights Agent would send certificates representing Rights to stockholders and the Rights would trade independent of the Common Stock.

No Rights as a Stockholder; Other Matters. Until a Right is exercised, the holder of Rights, as such, is not entitled to any separate rights as a stockholder of the Company (such as voting or dividend rights).  Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

A copy of the press release regarding the Rights Agreement is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

In connection with the Rights Agreement, on August 21, 2013, the Board approved a Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock of the Company (the “Certificate of Designation”) setting forth the rights, powers and preferences of the Preferred Stock. The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on August 22, 2013.

The summary of rights and preferences of the Preferred Stock set forth in Exhibit C to the Rights Agreement is incorporated into this Item 5.03 by reference and is qualified in its entirety by reference to the full text of the Certificate of Designation.

A copy of the Certificate of Designation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)                   Exhibit 3.1       Certificate of Designation, Preferences and Rights of Series C Junior
Participating Preferred Stock

Exhibit 4.1      Rights Agreement, dated as of August 22, 2013, by and between J. C.
Penney Company, Inc. and Computershare Inc., as Rights Agent

Exhibit 99.1 J. C. Penney Company, Inc. News Release issued August 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  August 22, 2013

EXHIBIT INDEX

Exhibit Number                        Description

3.1                               Certificate of Designation, Preferences and Rights of Series C Junior
Participating Preferred Stock

4.1                               Rights Agreement, dated as of August 22, 2013, by and between J. C.
Penney Company, Inc. and Computershare Inc., as Rights Agent

99.1                              J. C. Penney Company, Inc. News Release issued August 22, 2013